UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☐	Definitive information statement.

Green Builders, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1)           Amount previously paid:

              (2)           Form, Schedule or Registration Statement No.:

              (3)           Filing Party:

              (4)           Date Filed:

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Green Builders, Inc.
8121 Bee Caves Road
Austin, Texas 78746

February __, 2010

To the Shareholders of Green Builders, Inc.

This Information Statement is being furnished to you, as a holder of Common Stock, par value $0.001 (“Common Stock”), of Green Builders, Inc., a Texas corporation (the “Company” or “we”), on or around February ___, 2010, to inform you of (i) the approval by our Board of Directors (the “Board”) at a meeting held on November 13, 2009 of amendments to our Certificate of Formation (the “Certificate of Formation”) to effect a reverse stock split of our Common Stock followed immediately by a forward stock split of our Common Stock (the “Reverse/Forward Stock Split”), and (ii) our anticipated receipt of a written consent approving such amendment by shareholders holding 53.9% of the voting power (all such shares being owned by our President and Chief Executive Officer, Clark Wilson, and no other shareholder vote will be required due to Mr. Wilson's controlling interest in the Company) of all of our shareholders entitled to vote on the matter as of November 17, 2009 (the “Record Date”).  The resolutions adopted by the Board at its meeting on November 13, 2009 and the written consent of the shareholders will give us the authority to file Certificates of Amendment to the Certificate of Formation (the “Certificates of Amendment”) effecting the Reverse/Forward Stock Split.  Assuming we receive the written consent of our shareholders, the Certificates of Amendment shall be filed with the Secretary of State of the State of Texas on or after February ___, 2010, (20 calendar days following the date this Information Statement is first mailed to our shareholders) and will become effective immediately thereafter (the “Effective Date”). As a result of the Reverse/Forward Stock Split, as described in more detail below, shareholders owning fewer than 500 shares of our Common Stock will be cashed out at a price of $0.26 per share, and the holdings of all other shareholders will remain unchanged.

Although the Reverse/Forward Stock Split has been approved by the requisite number of shareholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.

The intended effect of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Provided that the Reverse/Forward Stock Split has the intended effect, we will file to deregister our Common Stock with the Securities and Exchange Commission (the “Commission”). We will in such case no longer be required to file periodic reports with the Commission, although we intend to continue to provide sufficient information, including annual audited and quarterly unaudited financial statements, through the Pink Sheets News Service to allow our Common Stock to continue trading on the Pink Sheets.

This Information Statement is dated February ___, 2010, and is first being mailed to our shareholders on or about February ___, 2010.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Following the anticipated receipt of the approval by written consent of shareholders holding 53.9% of the voting power (all such shares being owned by our President and Chief Executive Officer, Clark Wilson, and no other shareholder vote will be required due to Mr. Wilson's controlling interest in the Company) of all of our shareholders, all necessary corporate approvals in connection with the Reverse/Forward Stock Split will have been obtained. This Information Statement is being furnished to all of our shareholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the Texas Business Organizations Code, solely for the purpose of informing shareholders of the Reverse/Forward Stock Split before it takes effect.

This Information Statement is furnished solely for the purpose of informing shareholders of this corporate action in the manner required by Rule 14c-2(b) under the Exchange Act.

By order of the Board of Directors,

Clark N. Wilson
Secretary

Austin, Texas
February ____, 2010

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

The following is a summary of the material terms of the proposed Certificates of Amendment, the Reverse/Forward Stock Split and the other transactions contemplated in connection with the Reverse/Forward Stock Split.

This Information Statement contains a more detailed description of the terms of the proposed Certificates of Amendment and the Reverse/Forward Stock Split. We encourage you to read the entire Information Statement and each of the documents that we have attached as an Annex to this Information Statement carefully.

•
The Board has authorized a 1-for-500 Reverse Split (as defined herein) of our Common Stock, followed immediately by a 500-for-1 Forward Split (as defined herein) of our Common Stock.  See also the information under the captions “Special Factors — Structure of the Reverse/Forward Stock Split,” “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split” and “Special Factors — Fairness of Reverse/Forward Stock Split to Shareholders” in this Information Statement.

•
The Board has determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated shareholders, including those shareholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors — Fairness of Reverse/Forward Stock Split to Shareholders” and “Special Factors — Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Information Statement.

•
Clark Wilson, who has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated shareholders, including those shareholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split.  See also the information under the captions “Special Factors — Fairness Determination by Clark Wilson.”

•
We have not received nor have we solicited any report, opinion, or appraisal from an outside party relating to the fairness of the Reverse/Forward Stock Spilt to our unaffiliated shareholders.  Nor did the Board create a Special Committee of the Board to approve the Reverse/Forward Stock Split, however, our two independent Board members were actively involved in the Board’s review of the Reverse/Forward Stock Split.  See also the information under the captions “Special Factors — Fairness of Reverse/Forward Stock Split to Shareholders” and “Special Factors — Procedural Fairness to All Shareholders.”

•
The members of the Board and certain executive officers will cause to be voted all shares which they directly or indirectly control in favor of the Reverse/Forward Stock Split.  Clark Wilson, a director and the Company’s President and Chief Executive Officer, beneficially owns 13,699,888 shares of Common Stock (including 12,460,826 outstanding shares of Common Stock, representing approximately 53.9% of the outstanding shares of Common Stock).  The shares of issued and outstanding Common Stock held by our directors and executive officers represent approximately 53.9% of our voting power (all such shares being owned by Mr. Wilson). See also the information under the caption “Special Factors — Vote Required” in this Information Statement.

•
When the Reverse/Forward Stock Split becomes effective, if you hold at least 500 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

•
When the Reverse/Forward Stock Split becomes effective, if you hold fewer than 500 shares of Common Stock, you will receive a cash payment of $0.26 per pre-split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent (as defined herein). Upon receipt of your stock certificates by the Exchange Agent, you will receive your cash payment. See also the information under the caption “Description of the Reverse/Forward Stock Split — Exchange of Certificates for Cash Payment or Shares” in this Information Statement.

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The Reverse/Forward Stock Split will not affect the outstanding warrants or the outstanding stock options or other convertible securities whether exercisable or unexercisable, and holders of warrants and options will, following the Reverse/Forward Stock Split, continue to hold warrants, options and other convertible securities for the same number of shares of Common Stock at the same exercise and conversion price and other terms as they currently do. See also the information under the caption “Special Factors — Effect of the Reverse/Forward Stock Split on Option Holders and Holders of Warrants” in this Information Statement.

•
The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public company. See also the information under the captions “Special Factors — Effects of the Reverse/Forward Stock Split, “Special Factors — Financial Effect of the Reverse/Forward Stock Split” and “Conduct of the Company’s Business After the Reverse/Forward Stock Split” in this Information Statement.

•
When the Reverse/Forward Stock Split becomes effective, we will be eligible to cease filing periodic reports with the Commission and we intend to cease public registration of our Common Stock. Once we cease public registration of our Common Stock, we will not be required to provide our shareholders with periodic or other reports regarding the Company, although we intend to continue to provide sufficient information through the Pink Sheets News Service, including annual audited and quarterly unaudited financial statements, to allow our Common Stock to continue trading on the Pink Sheets.  See also the information under the captions “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split,” and “Special Factors — Fairness of Reverse/Forward Stock Split” in this Information Statement.

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For those shareholders who receive a cash payment in the Reverse/Forward Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, generally you will recognize a gain or loss for United States federal income tax purposes for the difference between the amount of cash received and the aggregate adjusted tax basis in your shares of Common Stock. For those shareholders that retain Common Stock incident to the Reverse/Forward Stock Split, you will not recognize any gain or loss for United States federal income tax purposes. See also the information under the caption “Special Factors — United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

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You are not entitled to appraisal rights under either our governance documents or the Texas Business Organizations Code. See also the information under the caption “Description of the Reverse Split — Appraisal Rights” in this Information Statement.

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We have the financial resources to complete the Reverse/Forward Stock Split, the costs of which we anticipate to be approximately $42,891. However, if on the date immediately preceding the Effective Date, we believe that the cash required to pay for the Reverse/Forward Stock Split exceeds our reasonable estimate of the amount of cash necessary to consummate the Reverse/Forward Split, the Board reserves the right not to effect the Reverse/Forward Stock Split. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

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The Reverse/Forward Stock Split is considered a “going private” transaction as defined by Rule 13e-3 under the Exchange Act, because it is intended to terminate the registration of our Common Stock under Section 12(g) of that statute and suspend our duty to file periodic reports with the Commission. Consequently, we and our controlling shareholder, Clark Wilson, have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Commission (the “Transaction Statement”).  The Company and Clark Wilson are the filing persons on the Transaction Statement.  The Transaction Statement is available on the Commission’s website at www.sec.gov or from the Company.

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Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split.  As of the Record Date, Clark Wilson, our President and Chief Executive Officer and controlling shareholder, was the only director or executive officer owning outstanding shares or our Common Stock.  As such, Mr. Wilson is our only affiliate that will participate in the Reverse/Forward Stock Split.  His stockholdings in the Company will increase from approximately 53.9% of the outstanding shares of the Company’s Common Stock prior to the consummation of the Reverse/Forward Stock Split to 54.0% after the Reverse/Forward Stock Split is effected.

•
The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance.  Our per-share Common Stock net loss and the negative net book value will be increased because there will be fewer shares of our Common Stock outstanding following the Reverse/Forward Stock Split.  Any fractional shares that are redeemed by the cashed-out shareholders will result in a decrease in paid in capital and cash.  We do not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse/Forward Stock Split that are not addressed in the “Summary of Terms of Reverse/Forward Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement, including our financial statements and the Annexes hereto.

Q:   What are some of the advantages of the Reverse/Forward Stock Split?

A:   Our Board believes that the Reverse/Forward Stock Split will have, among others, the following advantages:

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We will terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a public company, with tangible cost savings of an estimated $402,473 before taxes annually;

•	We will be able to reduce the expense associated with maintaining shareholder accounts for numerous shareholders with small accounts; and

•	We will be able to achieve the overhead reduction associated with the Reverse/Forward Stock Split without negatively affecting our business operations.

See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Q:   What are some of the disadvantages of the Reverse/Forward Stock Split?

A:   Our Board believes that the Reverse/Forward Stock Split will have, among others, the following disadvantages:

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Shareholders owning fewer than 500 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be shareholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

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Shareholders holding our Common Stock following the Reverse/Forward Stock Split may no longer have the information that is currently provided in our filings with the Commission pursuant to the Exchange Act and the Sarbanes-Oxley Act regarding such matters as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and executive officers, and Company securities held by our directors, executive officers and major shareholders. Nor will audits of our annual financial statements be as detailed;

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Our shareholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act applicable to the Company and our directors, officers and major shareholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13;

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Our officers, directors and major shareholders will no longer be subject to the reporting obligations regarding their ownership of our Common Stock imposed by the Exchange Act and the Sarbanes-Oxley Act;

•	The trading volume of our Common Stock could decline and it could be more difficult for our shareholders to buy or sell our Common Stock;

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The termination of the registration of our Common Stock may result in us having less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend to be less valuable in a private company; and

•	It will be more difficult for us to access the public equity markets.

See also information under the captions “Special Factors — Effects of the Reverse/Forward Stock Split,” “Special Factors — Financial Effect of the Reverse Split” and “Special Factors — Recommendation of the Board; Fairness of the Reverse/Forward Stock Split “ in this Information Statement.

  Q:   What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?

A:   The Board considered several factors in approving the Reverse/Forward Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse/Forward Stock Split” and “Special Factors — Effects of the Reverse/Forward Stock Split “ in this Information Statement. The Board also considered numerous other factors, including:

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The Board’s discussions and conclusions about the fairness of the price of $0.26 per pre-split share to be paid following the Reverse/Forward Stock Split to our shareholders owning fewer than 500 shares;

•	The fact that a large number of our shareholders hold a small percentage of our outstanding Common Stock;

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That the decision to cash-out these shareholders could provide them with an opportunity to receive cash for their holdings without having to pay brokers fees to sell the shares at a stock price that may not exceed the amount of the brokerage fees they would be required to pay;

•	The size of the Reverse/Forward Stock Split and the fact that a relatively small percentage of our outstanding Common Stock is being cashed-out; and

•	The projected tangible and intangible cost savings to us by terminating our status as a public company.

See also information under the captions “Special Factors — Fairness of the Reverse Stock Split to Shareholders,” “Special Factors — Procedural Fairness to All Shareholders,” and “Special Factors —Recommendation of the Board; Fairness of the Reverse Split” in this Information Statement.

Q:   What are the interests of directors and executive officers of the Company in the Reverse/Forward Stock Split?

A: Clark Wilson is our only director or executive officer who currently owns our Common Stock, and following the Reverse/Forward Stock Split Mr. Wilson will remain our only director or executive officer who owns our Common Stock. As a result of the Reverse/Forward Stock Split, we believe that Clark Wilson will increase his beneficial ownership of our Common Stock from approximately 58.6% to 58.7% and his ownership of issued and outstanding shares of Common Stock from approximately 53.9% to 54.0%. In addition, following the Reverse/Forward Stock Split each of our current directors and executive officers will continue to serve as directors and executive officers of the Company. See also information under the captions “Special Factors — Effects of the Reverse/Forward Stock Split” and “Special Factors — Potential Disadvantages of the Reverse/Forward Stock Split to Shareholders; Accretion in Ownership and Control of Certain Shareholders” in this Information Statement.

Q:   What is the total cost of the Reverse/Forward Stock Split to the Company?

A:   We estimate that we will pay up to approximately $10,391 to cash out fractional shares. In addition, we anticipate incurring approximately $32,500 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Stock Split. See also information under the captions “Special Factors — Effects of the Reverse/Forward Stock Split,” “Special Factors — Financial Effect of the Reverse/Forward Stock Split” and “Costs of the Reverse/Forward Stock Split” in this Information Statement.

The following is a schedule of the reported high and low closing bid quotations per share for our Common Stock during the period from October 1, 2007 through December 31, 2009, all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Date	High	Low

January 31, 2010	$___	$___
December 31, 2009	$0.13	$0.10
November 30, 2009	$0.13	$0.10
October 31, 2009	$0.16	$0.10

September 30, 2009	$0.35	$0.15
June 30, 2009	$0.52	$0.19
March 31, 2009	$0.40	$0.15
December 31, 2008	$0.66	$0.12

September 30, 2008	$1.20	$0.59
June 30, 2008	$1.50	$0.85
March 31, 2008	$1.35	$0.85
December 31, 2007	$2.00	$0.81

Since inception, we have not paid any cash dividends to our shareholders. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation and other factors deemed relevant by our Board.

On November 17, 2009, the last trading day prior to the announcement of the Reverse/Forward Stock Split, our Common Stock’s closing price per share was $0.12 on trading volume of 10,600 shares. Previous to this trade, our average closing price for the 60 days prior to November 17, 2009 was approximately $0.14 per share. On February ___, 2010, the last practicable trading day prior to the date this Information Statement was mailed to shareholders, our Common Stock’s closing price was $___.  See also information under the caption “Price Range of Common Stock; Dividends; Trading Volume” in this Information Statement.

SPECIAL FACTORS

Structure of the Reverse/Forward Stock Split

The Reverse/Forward Stock Split includes both a reverse stock split and a forward stock split of our Common Stock. The Reverse Split is expected to occur following the close of trading on the Effective Date and the Forward Split is expected to occur immediately following the Reverse Split.  After the Reverse/Forward Stock Split has been approved by the requisite number of shareholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.

Upon consummation of the Reverse Split, each registered shareholder on the Effective Date will receive one share of Common Stock for each 500 shares of Common Stock held in his, her or its account immediately prior to the effective time of the Reverse Split. If a registered shareholder holds more than 500 shares of Common Stock in his, her or its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. Any registered shareholder who holds fewer than 500 shares of Common Stock in his, her or its account immediately prior to the effective time of the Reverse Split will receive a cash payment of $0.26 per pre-split share instead of fractional shares. In connection with the Forward Split, all registered shareholders holding at least 500 shares prior to the Reverse Split will receive 500 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.

We intend for the Reverse/Forward Stock Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders.

However, nominees may have different procedures, and shareholders holding shares in street name should contact their nominees. A shareholder holding fewer than 500 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such shareholder’s shares into a record account in such shareholder’s name in a timely manner and in any event prior to the Effective Date, which is the 20th calendar day following the date this Information Statement is first mailed to our shareholders, to ensure that such shareholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A shareholder holding fewer than 500 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a shareholder’s shares may not be cashed out if such shareholder’s nominee is a record holder of an aggregate of 500 or more shares of Common Stock, holds shares for multiple shareholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent. Shareholders may continue to sell their shares of the Company’s Common Stocks on the Pink Sheets until the Effective Date, which is the 20th calendar day following the date this Information Statement is first mailed to our shareholders.

In general, the Reverse/Forward Stock Split can be illustrated by the following examples:

Hypothetical Scenario	Result
Shareholder A is a registered shareholder who holds 400 shares of Common Stock in his account prior to the Reverse Split.
Instead of receiving a fractional share of Common Stock immediately after the Effective Date of the Reverse Split, Shareholder A’s shares will be converted into the right to receive cash in the amount of $104 ($0.26 x 400 shares).

Note: If Shareholder A wants to continue his investment in us, he can, prior to the Effective Date, buy at least 100 more shares, if available at prices Shareholder A is willing to pay, and hold them in his account.  Shareholder A would have to act sufficiently in advance of the Reverse Stock Split so that the purchase is completed and the additional shares are credited in his account by the close of business (central daylight time) on the Effective Date.  Shareholder A may not, however, be able to purchase enough additional shares to continue his investment in us due to the extremely limited trading volume of our Common Stock.

Shareholder B is a registered shareholder who holds 600 shares of Common Stock in his account prior to the Reverse Split.	After the Effective Date of the Reverse/Forward Stock Split, Shareholder B will continue to hold all 600 shares of Common Stock.

Shareholder C holds less than 500 shares of Common Stock in a brokerage account as of the Effective Date.
The Company intends for the Reverse/Forward Stock Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and shareholders holding Common Stock in street name should contact their nominees. A shareholder holding fewer than 500 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such shareholder’s shares into a record account in such shareholder’s name in a timely manner to ensure that such shareholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A shareholder holding fewer than 500 shares of Common Stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a shareholder’s shares may not be cashed out if such shareholder’s nominee is a record holder of an aggregate of 500 or more shares of Common Stock, holds shares for multiple shareholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.

The Board reserves the right, in its discretion, to abandon the Reverse Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.  Factors that may lead the Board to abandon the Reverse/Forward Stock Split may include, among other things, increased transaction costs to consummate the transaction, changes in the current economic environment, and an adverse response from the markets in which the Company operates or adverse responses from our shareholders. If such a determination to abandon the Reverse/Forward Stock Split is made by the Board, our shareholders would be notified through the filing of a Current Report with the SEC on Form 8-K.

Reasons for and Purposes of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and to decrease the administrative expense we incur in servicing a large number of record shareholders who own relatively small numbers of our shares.  The Board believes that achieving these ongoing cost reductions is very important for the Company, considering its significantly reduced revenues, negative cash flow and declining cash balances.  The sooner the Reverse/Forward Stock Split is implemented, the greater the aggregate cost savings the Company will achieve. Accordingly, timely and reasonably assured completion of the transaction were important considerations for the Board.

As discussed further in this Information Statement under the caption “Special Factors — Background of the Reverse/Forward Stock Split,” the Board initiated its review of the Reverse/Forward Stock Split as a strategic alternative to maximize shareholder value at a meeting on October 21, 2009.  At that meeting, in connection with its review of strategic issues confronting the Company, the Board expressed concern about expense of remaining a public company and continuing to comply with the periodic reporting requirements of the Exchange Act in light of the extremely low trading volume of shares of the Company’s Common Stock on the Pink Sheets. The Board therefore decided to consider whether it should remain a publicly held company.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost. We have been unable to provide increased value to our shareholders as a public company, and particularly as a result of the increased cost and tangible and intangible burdens associated with being a public company following the passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we do not believe that continuing our public company status is in the best interest of the Company or our shareholders.

The Board believes that the significant tangible and intangible costs of our being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock’s extremely limited trading volume, stock price and public float have all but eliminated our ability to use our Common Stock as acquisition currency or to attract and retain employees.

Our Common Stock’s extremely limited trading volume and public float have also impaired our shareholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. In addition, our directors and executive officers historically have owned a substantial percentage of our outstanding stock. As of the Record Date, our directors and executive officers (i) beneficially owned a total of 13,869,888 shares (including 13,699,888 shares beneficially owned by Clark Wilson, of which 1,000,000 shares were held by certain trusts for the benefit of Mr. Wilson’s minor children over which Mr. Wilson has no voting power) and (ii) owned 12,460,826 issued and outstanding shares, representing approximately 53.9% of the voting power of all shareholders (all such issued and outstanding shares being owned by Clark Wilson). For information with respect to the shares beneficially owned by our directors and executive officers, see the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement. Our directors and executive officers generally have not sold their shares, which has further limited our public float and trading volume. During the 12 months ended November 17, 2009, our stock traded infrequently, with reported trades occurring on only 253 days, and with an average daily trading volume of 59,517 shares for such 12-month period. Because the Common Stock has been thinly traded, entering into a large purchase or sale, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

Our status as a public company has not only failed to benefit our shareholders materially, but also, in the Board’s view, places an unnecessary financial burden on us. That burden has only risen in recent years, since the enactment of the Sarbanes-Oxley Act. As a public company, we incur direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the public company requirements, we incur an estimated $402,473 annually before taxes in related expenses. We anticipate that the deregistration of our shares after the Reverse/Forward Stock Split will result in a reduction of such annual expenses as follows:

ESTIMATED FUTURE ANNUAL SAVINGS TO BE REALIZED IF THE COMPANY GOES PRIVATE

Accounting and Audit Fees	$90,000
Internal Control Compliance	$100,000
Shareholder Expenses	$20,000
Legal Fees	$90,000
Insurance Expenses	$55,348
Additional Expenses	$47,125
Total	$402,473

The estimates set forth above are only estimates. The actual savings that we may realize may be higher or lower than the estimates set forth above. In light of our current size, opportunities and resources, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in our best interests and the best interests of our shareholders to eliminate the administrative, financial and additional accounting burdens associated with being a public company by consummating the Reverse/Forward Stock Split at this time rather than continue to subject the Company to these burdens.

The substantial costs and burdens imposed on us as a result of being public are likely to continue to increase significantly as a result of the passage of the Sarbanes-Oxley Act and the implementation of the regulatory reforms adopted by the Commission. The overall executive time expended on the preparation and review of our public filings will likely continue to increase substantially in order for our Principal Executive Officer and Principal Financial Officer to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. Since we have relatively few executive personnel, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Stock Split is effected and we cease filing periodic reports with the Commission, the time currently devoted by management to our public company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our shareholders. Additionally, the passage of the Sarbanes-Oxley Act may make it difficult for us to attract and retain independent directors without increasing director compensation and obtaining additional directors and officers’ liability insurance. See also information under the caption “Special Factors – Strategic Alternatives Considered” in this Information Statement for an additional description of the reasons why our Board approved the Reverse/Forward Stock Split instead of another alternative transaction structure.

The Reverse/Forward Stock Split will terminate the equity interests in the Company of approximately 316 record holders of Common Stock; as of November 17, 2009, each of these record holders held fewer than 500 shares of Common Stock. We intend for the Reverse/Forward Stock Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as record holders. Nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

The Reverse/Forward Stock Split is expected to relieve us of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering our Common Stock. Additionally, the Reverse/Forward Stock Split will provide small shareholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the limited liquidity available to holders of our Common Stock in the open market.

Based on information available to us, we presently have an aggregate of approximately 328 record holders and beneficial holders of our Common Stock (collectively, “holders”), of which approximately 316 holders own fewer than 500 shares. In the aggregate, the shares held by these small holders comprise less than 0.2% of our outstanding shares of Common Stock. The administrative burden and cost to us of maintaining records in respect of these numerous small accounts and the associated cost of preparing, printing and mailing information to them is, in the Board’s view, excessive given our limited size and the nature of our operations. These expenditures result in no material benefit to us. The Reverse/Forward Stock Split will enable us to eliminate much of these costs.

When the Reverse/Forward Stock Split is consummated, shareholders owning fewer than 500 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. Thus, only our employees, executive officers, directors and continuing shareholders will benefit from any future increase in our earnings. The shareholders that will continue to have an equity interest in the Company after the Reverse/Forward Stock Split will own a security, the liquidity of which will be severely restricted. See also information under the captions “Special Factors — Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” and “Special Factors — Fairness of the Reverse/Forward Stock Split to Shareholders” in this Information Statement.

The Reverse/Forward Stock Split will (i) cause us to cash out shares held by any shareholder holding fewer than 500 shares, (ii) not cash out any shares held by any shareholder holding at least 500 shares of Common Stock and (iii) change the percentage of Common Stock held by the remaining shareholders to 100%. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company and its shareholders.

The structure of the Reverse/Forward Stock Split may enable Clark Wilson, a filing person on the Transaction Statement, to participate in the Reverse/Forward Stock Split without recognizing potentially any gain for federal income tax purposes, while potentially requiring certain unaffiliated shareholders to incur a gain for tax purposes.  As discussed more fully below under the caption “Special Factors — United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” the federal income tax consequences of the Reverse/Forward Stock Split for our shareholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such shareholders.  Shareholders who own at least 500 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split.  Shareholders who own fewer than 500 shares of pre-split Common Stock will receive cash, the treatment of which will depend on the constructive ownership rules described below under the caption “Special Factors — United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” are applicable. If such constructive ownership rules do not apply, a shareholder who owns fewer than 500 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the shareholder may be required to treat any cash received as a cash distribution rather than as gain or loss from a sale or exchange.  The differences in United States federal income tax consequences to the shareholders do not depend on whether a shareholder is an affiliate of the Company, has voted to approve the Reverse/Forward Stock Split or is an unaffiliated shareholder.  Because Clark Wilson owns at least 500 shares of pre-split Common Stock, he will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split.  Unaffiliated shareholders who own fewer than 500 shares of pre-split Common Stock and who receive cash as a result of the Reverse/Forward Stock Split may incur a gain or loss for federal income tax purposes as a result of the Reverse/Forward Stock Split.

The difference in United States federal income tax consequences between shareholders who hold at least 500 shares of pre-split Common Stock (including Clark Wilson, as a filing person on the Transaction Statement) and shareholders who own fewer than 500 shares of pre-split Common Stock was not a reason for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Strategic Alternatives Considered

In making the determination to proceed with the Reverse/Forward Stock Split, the Board evaluated a number of other strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board determined that the Reverse/Forward Stock Split would be the simplest and most cost-effective approach to achieve the purposes described above. These alternatives were:

Self-tender offer. The Board considered the possibility of a self-tender offer by which we might offer to repurchase shares of our outstanding Common Stock. The current financial position of the Company, however, make such a self-tender impossible as the Company does not have the financial resources to execute on a self-tender offer. Further, the results of an issuer tender offer would be unpredictable, due to its voluntary nature.

Purchase of shares in the open market. The Board also considered purchasing our shares in the open market in order to reduce the number of our record shareholders to fewer than 300. However, given the low daily trading volume of our Common Stock, there was no assurance that purchasing shares in isolated transactions would reduce the number of shareholders sufficiently to permit us to terminate our public reporting requirements under the Exchange Act and deregister in a reasonable period of time. Further, due to the high transaction cost and current low share prices of our Common Stock, the Board believed it unlikely that shareholders holding fewer than 500 shares of Common Stock would sell their shares in the open marked.

Selling the Company. The Board considered a sale of the Company. However, in light of the Company’s current financial condition, the Board determined that a sale was not practical, or in the best interest of our shareholders or the holders of our convertible promissory notes, at this time.

Maintaining the status quo. The Board also considered taking no action to reduce the number of our shareholders. However, due to the significant and increasing costs of being public, the Board believed that maintaining the status quo would be detrimental to all shareholders. We would continue to incur the expenses of being a public company without realizing the benefits of public company status.

Background of the Reverse/Forward Stock Split

From May 17, 2007 until October 12, 2009 our Common Stock traded on the NYSE Amex.  On October 2, 2009 the Company filed a Form 25 with the Commission in order to effect the voluntary delisting of our Common Stock from the NYSE Amex due to the Company’s non-compliance with certain listing standards of the NYSE Amex.  The delisting become effective on October 12, 2009.  Our Common Stock began trading on the Pink Sheets on October 12, 2009.

Following the delisting of our Common Stock from the NYSE Amex, at its meeting on October 21, 2009, the Board began to consider various potential strategic alternatives in order to maximize shareholder value and to address the Board’s concern regarding the general and administrative expenses associated with our reporting and filing requirements as a public company. In particular, the Board noted the large number of our shareholders with small holdings of Common Stock and observed that, in its view, the administrative burden and costs to the Company of maintaining records with respect to these numerous small accounts and the associated costs of preparing, printing and mailing information to these shareholders was excessive, given our resources and operations. Management, at that time, estimated that we might have as many as 316 shareholders holding fewer than 500 shares. The Board discussed the merits of undertaking a reverse stock split to eliminate and cash out these shareholders. The Board discussed the possibility that such a transaction could result in the Company “going private.” The Board authorized management to consult with Andrews Kurth LLP (“Andrews Kurth”), our corporate legal counsel, to identify the possible legal implications of such a transaction.

From October 21, 2009 through November 13, 2009, management considered the various issues raised and discussed at the meeting of the Board on October 21, 2009.  Management also considered various potential transaction structures, the most effective means of pursuing a going-private transaction and the advantages and disadvantages associated with the Company going private. In connection with its deliberations, management consulted extensively with legal counsel.

On November 13, 2009, the Board held a meeting to consider management’s report on our various strategic alternatives and, in particular, the estimated costs and benefits of proceeding with a going-private transaction. All directors were present at the meeting. In addition, a representative from Andrews Kurth, the Company’s legal counsel was present and available during the meeting to address the questions and concerns of the Board. Andrews Kurth advised the directors of their fiduciary obligations in considering and investigating the various strategic alternatives available to the Company. The Board explored in detail the advantages and disadvantages of each of the following strategic alternatives: a reverse stock split, a self-tender offer at a similar price per share, the purchase of shares in the open market, a sale of the Company, and maintaining the status quo.

The Board also discussed in detail how the Sarbanes-Oxley Act, the rules and regulations promulgated by the Commission and the burden of complying with the periodic reporting requirements of the Exchange Act had increased substantially the cost of remaining a public company and would further increase the cost in the near future. The Board’s view was that these costs outweighed any benefits we or our shareholders received from our status as a public company.

The Board concurred that going private pursuant to a reverse stock split might be a desirable strategic alternative to consider, provided that it was effected at a price and on terms fair to all of our shareholders. The Board considered seeking a financial advisor to assist the Board in determining the fairness of a reverse stock split and the consideration for fractional interest. After extended discussion, the Board agreed that, in view of the cost of retaining a financial advisor and a fairness opinion relative to the size of the transaction contemplated, the Board itself would ensure the procedural fairness of the transaction. Further, the Board determined that the procedural fairness of the Reverse/Forward Stock Split would be supported by the fact that shareholders could decide whether to remain a shareholder or be cashed out by buying or selling shares in the stock market, if possible at prices such shareholders were willing to pay or accept.  Shareholders may not, however, be able to buy or sell shares of our Common Stock due to its extremely limited trading volume .

The Board next analyzed the Company’s shareholder groups and determined that a reverse split ratio of 1-for-500 would reduce the number of record holders to below 300 and provide a “cushion” to help ensure that the number of record holders of our Common Stock would be less likely to increase again to 300.  The Board also observed that the shareholders that would be cashed out based on a reverse split ratio of 1-for-500 hold less than 0.2% of the Company’s outstanding shares of Common Stock and thus represent holders of a relatively small portion of the Company’s outstanding Common Stock.  The Board also considered the fact that many of the shareholders who would be cashed out own a relatively small number of shares, and that the decision to cash-out these shareholders could provide them with an opportunity to receive cash for their holdings without having to pay brokers fees to sell the shares at a stock price that may not exceed the amount of the brokerage fees they would be required to pay.   Accordingly, the Board concluded a 1-for-500 Reverse Split ratio should be proposed.  The Board also determined that it would be appropriate to undertake a 500-for-1 Forward Split immediately following the consummation of the Reverse Split so that shareholders owning at least 500 shares prior to the Reverse Split would continue to own the same number of shares as a result of the Reverse/Forward Stock Split.  By such shareholders’ holdings remaining unchanged, the Board concluded that it would not need to incur the costs of issuing new stock certificates to such shareholders.

After additional discussion, the Board determined that the price for fractional interests would be based on the Company’s average closing price on the Pink Sheets and the NYSE Amex for the 12 month period ending on November 13, 2009, $0.26 per share.  The Board determined that this price would be a fair price after considering other potential valuation methods as discussed under the caption “Special Factors — Fairness of the Reverse/Forward Stock Split to Shareholders.”  In determining the price for fractional interests the Board also considered the Company’s average closing price for the three, six and nine month periods ending on November 13, 2009, but ultimately the Board determined that the average closing price of the Company’s Common Stock calculated over the 12 month period ending on November 13, 2009 would be the most appropriate price for fractional interests because, among other reasons, of the periods considered it represented the greatest premium over the closing price of the Company’s Common Stock on November 13, 2009.  In arriving at this determination, the Board also considered the Company’s thin trading volume, financial losses in recent years, negative shareholder equity, current liquidity issues facing the Company and the going concern opinion issued for the fiscal year ended September 30, 2008.  On the basis of these factors, the Board determined by a unanimous vote that, as of November 13, 2009, a 1-for-500 Reverse Split, with fractional interests cashed out at a per pre-split share equal to $0.26, was fair to all shareholders, including those whose shares would be cashed out pursuant to the Reverse/Forward Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the sections entitled “Special Factors — Reasons for and Purpose of the Reverse Split,” “Special Factors — Strategic Alternatives Considered” and “Special Factors — Fairness of the Reverse/Forward Stock Split to Shareholders.”

At the conclusion of its meeting held on November 13, 2009, the Board unanimously approved resolutions approving the Certificates of Amendment and the carrying out of the Reverse/Forward Stock Split. Accordingly, the Reverse/Forward Stock Split was approved unanimously by the Board, including each director who is not an employee of the Company.

Effects of the Reverse/Forward Stock Split

If effected, based on information available to us, the Reverse/Forward Stock Split will reduce the number of record shareholders of our Common Stock from approximately 328 to approximately 12. This reduction in the number of our shareholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our shareholders and to the Commission, although we will continue to provide sufficient information, including annual audited and quarterly unaudited  financial statements, through the Pink Sheets News Service to allow our Common Stock to continue trading on the Pink Sheets. Additionally, certain provisions of the Exchange Act will no longer apply, such as the short-swing profit recovery provisions of Section 16(b).

For a total expenditure by us of up to approximately $32,500 in transaction costs (including advisory, legal, financial, accounting and other fees and costs) and approximately $10,391 in purchase costs for fractional shares, we estimate we will realize an estimated $402,473 in cost savings on an annual basis by terminating our public company status. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/Forward Stock Split. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.

Management and the Board were sensitive to, and structured the Reverse/Forward Stock Split to avoid disproportionate benefit to our affiliated shareholders, including Clark Wilson, our controlling shareholder. Affiliated and unaffiliated shareholders will be treated the same in the Reverse/Forward Stock Split; the only factor affecting whether a shareholder will be cashed out or will remain a shareholder of the Company is the number of shares held by the shareholder. Nevertheless, management and the Board focused on assuring that a consequence of implementing the Reverse/Forward Stock Split would not be a material increase in the ownership percentage or voting power of our controlling shareholder, Clark Wilson. In that connection, the Board considered that, as a result of the expected cash out of approximately 0.2% of the outstanding Common Stock, all continuing holders will have immaterial increases in their relative percentages of ownership. Specifically, based on information available as of November 13, 2009, Clark Wilson’s ownership of Common Stock would increase from approximately 53.9% to  approximately 54%.  The Board considered these increases and concluded that they would not materially change the percentage ownership or voting power of Mr. Wilson, and thus would not adversely affect the interests of unaffiliated continuing shareholders in any material way.

Effects on Continuing Holders of Common Stock.  Registered shareholders holding more than 500 shares of Common Stock will be unaffected by the Reverse/Forward Stock Split.

Effects on Cashed Out Holders of Common Stock.  Registered shareholders and shareholders holding shares of Common Stock in street name through a nominee (i.e., a broker or a bank) holding fewer than 500 shares of Common Stock will have their shares converted into the right to receive a cash amount equal to $0.26 per share. See also “Special Factors — Structure of the Reverse/Forward Stock Split” in this Information Statement for additional information with respect to the effect of the Reverse/Forward Stock Split on each shareholder.   Holders of less than 500 shares of Common Stock who do not want to be cashed out in the Reverse/Forward Stock Split may remain stockholders in the Company only by purchasing a sufficient number of shares of Common Stock, to the extent available and at prices such shareholders are willing to pay, far enough in advance of the Reverse/Forward Stock Split so that they hold at least 500 shares of Common Stock on the effective date of the Reverse/Forward Stock Split.  Such shareholders may not, however, be able to purchase shares of our Common Stock due to its extremely limited trading volume.

Effects on the Company. When consummated, the Reverse/Forward Stock Split will affect the registration of our Common Stock under the Exchange Act, as we intend to apply for termination of such registration as soon as practicable after the consummation of the Reverse/Forward Stock Split. We expect our underlying business and operations to continue largely as they are presently conducted. The executive officers and directors of the Company will not change due to the Reverse/Forward Stock Split. Other than as described in this Information Statement, neither the Company nor its management has any current plans or proposals to do any of the following: effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); sell or transfer any material amount of the Company’s assets; change the composition of the Board or management of the Company; change materially the Company’s indebtedness or capitalization; or otherwise effect any material change in the Company’s corporate structure or business.

Effects on Company Shares. Immediately after giving effect to the Reverse/Forward Stock Split, our authorized capital will consist of 110,000,000 shares, divided into two classes, one class consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and the other class consisting of 10,000,000 shares of Preferred Stock, $0.001 par value per share.

Effects on the Company’s Executive Officers, Directors and Affiliates.  Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split.  As of the Record Date, Clark Wilson, our controlling shareholder, was the only director or executive officer owning outstanding shares or our Common Stock.  As discussed under the heading “Description of the Reverse/Forward Stock Split – Description and Interest of Certain Persons in Matters to be Acted Upon,” we expect that upon the completion of the Reverse/Forward Stock Split our controlling shareholder, Clark Wilson, will own, directly or indirectly, approximately 54% of the then-outstanding Common Stock, as compared to approximately 53.9% of the common stock immediately prior to the Reverse/Forward Stock Split.

Pursuant to Section 16(a) of the Exchange Act, directors, officers, and 10% stockholders of companies who have shares registered under the Exchange Act are required to report changes in their respective beneficial ownership of such shares to the Commission. Such insiders are required to file an initial Form 3 showing their respective beneficial holdings within 10 days after becoming subject to Section 16(a). Thereafter, a reporting insider is generally required to file a report on Form 4 within two business days following most acquisitions and dispositions of Company shares by the insider. As a related deterrent to improper trading on inside information, insiders are also subject to the so-called short-swing profit disgorgement requirements of the Exchange Act. In general, these requirements mandate the disgorgement by an insider of any paper profit realized on a purchase and a sale of company stock which occur within a six-month period. Transactions are generally paired so as to match the lowest purchase price and the highest sale price within the six-month period, thus extracting the maximum “profit” from the insider on the transaction or transactions. If the Company declines to press a claim for disgorgement, a claim for recovery of profit may be asserted by any shareholder on behalf of the Company. In addition to the effects of the Reverse Stock/Forward Split on shareholders generally, when we complete the Reverse/Forward Stock Split and deregister the Common Stock, our insiders will no longer be required to comply with these requirements.

Pursuant to Section 13(d) of the Exchange Act, our controlling shareholder and other shareholders who beneficially own, directly or indirectly, more than 5% of our Common Stock are required to each file forms with the Commission containing information about such shareholder and the nature of the acquisition, and amendments thereto in certain circumstances.  In addition to the effects of the Reverse/Forward Stock Split on shareholders generally, when we complete the Reverse/Forward Stock Split and deregister the Common Stock, our controlling shareholder, other shareholders who have acquired more than 5% of our Common Stock, and shareholders who may acquire more than 5% of our Common Stock in the future will no longer be required to comply with these requirements.

After the Form 15 is filed with the Common effecting the deregistration of our Common Stock, the Company will no longer be subject to the periodic reporting requirements under the Exchange Act. Additionally, 90 days after the Form 15 is filed, the Company’s Common Stock will be deregistered and the Company will cease to be subject to the proxy rules under the Exchange Act, unless the Commission otherwise determines. As a result, information about our directors’ and officers’ compensation and share ownership will no longer be publicly available.

Potential Disadvantages of the Reverse/Forward Stock Split to Shareholders; Accretion in Ownership and Control of Certain Shareholders

Shareholders owning fewer than 500 shares of Common Stock immediately prior to the effective time of the Reverse Split will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that as many as 316 holders will be fully cashed out in the Reverse Split. It will not be possible for cashed out shareholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining shareholders.

The Reverse/Forward Stock Split will require shareholders who own fewer than 500 shares of Common Stock involuntarily to surrender their shares for cash. These shareholders will not have the ability to continue to hold their shares. The ownership interest of these shareholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split overall will benefit these shareholders because of, among other reasons, the liquidity provided to them by the transaction at a price determined by the Board to be fair to these shareholders.

The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of the officers, directors and major shareholders of the Company. Based on an assumed cash-out of approximately 40,132 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by 0.02%. By way of example, if a holder held 10% of the outstanding Common Stock prior to the Reverse/Forward Stock Split, such holder would hold approximately 10.2% after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

Potential disadvantages to our shareholders who will remain as shareholders after the Reverse/Forward Stock Split include decreased access to information and decreased liquidity as a result of the deregistration of our Common Stock. When the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act as discussed under the caption “Special Factors — Effects of the Reverse/Forward Stock Split” , although we will continue to provide sufficient information, including annual audited and quarterly unaudited financial statements, through the Pink Sheets News Service to allow our Common Stock to continue trading on the Pink Sheets.

Termination of registration under the Exchange Act also will make many of the liability provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, we will no longer be required to have our financial statements audited, our officers will no longer be required to certify to the accuracy of our financial statements, and affiliate shareholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act.

Effect of the Reverse/Forward Stock Split on Option Holders and Holders of Purchase Warrants

Regardless of whether an outstanding stock option, purchase warrant, or other convertible security provides a right to purchase less than, equal to or greater than 500 shares, the number of shares underlying each such outstanding stock option granted by the Company and each purchase warrant and other convertible security will not change as a result of the Reverse/Forward Stock Split. The Board has determined that no adjustment to the outstanding stock options are necessary or appropriate in connection with the Reverse/Forward Stock Split and that no adjustment to the outstanding purchase warrants or other convertible securities is necessary or appropriate in connection with the Reverse/Forward Stock Split. Because of the symmetry of the 1-for-500 Reverse Split and the 500-for-1 Forward Split, the Board has determined that the Reverse/Forward Stock Split will not cause dilution or enlargement of the benefits intended by the Company with respect to any outstanding stock options, warrants or convertible securities.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $42,891 of cash, which includes $32,500 for advisory, legal, financial, accounting and other fees and costs related to the transaction. As a result, we will have decreased working capital following the Reverse/Forward Stock Split which may have a material effect on our capitalization, liquidity, results of operations and cash flow. The payments to holders of fewer than 500 pre-split shares of Common Stock and holders of fractional interest resulting from the Reverse Split will be paid out of working capital.

Based upon analysis of the share ownership distribution among the Company’s shareholders, the Board chose to limit the scope of the Reverse/Forward Stock Split to 1-to-500 and then 500-to-1 in light of the Company’s continuing working capital needs. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

The consummation of the Reverse/Forward Stock Split will have virtually no impact on the interests of Mr. Wilson in the net book value and net earnings of the Company, as his stockholdings in the Company will increase from approximately 53.9% of the outstanding shares of the Company’s Common Stock prior to the consummation of the Reverse/Forward Stock Split to 54.0% after the Reverse/Forward Stock Split is effected. The Company’s net book value and net earnings are both negative and will remain negative after consummation of the Reverse/Forward Stock Split, Mr. Wilson’s interest in both will remain negative and the consummation of the Reverse/Forward Stock Split will have virtually no impact on his interests.

The following table sets forth information regarding Clark Wilson’s pro rata “share” of the net operating losses of the Company, both before and after giving effect to the Reverse/Forward Stock Split (based on ownership of outstanding shares of Common Stock).  The Company’s other officers and directors are not shown in the table below because they do not directly own any shares of the Company’s Common Stock.

	Amounts Before Reverse/Forward Stock Split		Amounts After Reverse/Forward Stock Split

	Net Operating Loss for the Fiscal Year Ended 9/30/09	% of Total	Net Operating Loss for the Fiscal Year Ended 9/30/09	% of Total
Clark Wilson	(14,720,621)	53.86%	(14,746,200)	53.95%
Total Company	(27,331,214)	100%	(27,331,214)	100%

The Company has not conducted an analysis of whether Mr. Wilson will be able to take advantage of net operating loss carryforwards as a result of the Reverse/Forward Stock Split.  The ability of Mr. Wilson to take advantage of net operating loss carryforwards did not impact the decision to structure the Reverse/Forward Stock Split in the manner in which it is structured.

 United States Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse/Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different than those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary deals only with our shareholders who hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code.  This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all aspects of United States federal income taxation that might be relevant to a shareholder’s particular circumstances or to shareholders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations, S corporations, partnerships or other pass-through entities;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our Company (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who are non-U.S. persons for United States federal income tax purposes; or

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships are urged to consult their tax advisors.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Reorganization

We believe that the Reverse/Forward Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse/Forward Split.

Shareholders

The federal income tax consequences of the Reverse/Forward Stock Split for our shareholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such shareholders. As set forth in more detail below, shareholders who own at least 500 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Shareholders who own fewer than 500 shares of pre-split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a shareholder who owns fewer than 500 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the shareholder may be required to treat any cash received as a cash distribution rather than as gain or loss from a sale or exchange, as more fully described below. The differences in United States federal income tax consequences to the shareholders do not depend on whether a shareholder is an affiliate of the Company, has voted to approve the Reverse/Forward Stock Split or is an unaffiliated shareholder. With respect to the Company, as described above, the Company will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in United States federal income tax consequences between shareholders who hold at least 500 shares of pre-split Common Stock and shareholders who own fewer than 500 shares of pre-split Common Stock nor the differences in United States federal income tax consequences between the shareholders and the Company were reasons for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Shareholders Who Receive Shares of Post-Split Common Stock

A shareholder who retains shares of post-split Common Stock in the transaction (i.e., a shareholder who owns at least 500 shares of pre-split Common Stock) will not recognize gain or loss or dividend income as a result of the Reverse/Forward Stock Split, and the adjusted tax basis and holding period of such shareholder in shares of pre-split Common Stock will carry over as the adjusted tax basis and holding period of such shareholder’s shares of post-split Common Stock.  Our officers and directors who own our Common Stock prior to the Reverse/Forward Stock Split, in this case, Clark Wilson only, will continue to own our Common Stock following the consummation of the Reverse/Forward Stock Split.

Shareholders Who Receive Cash

A shareholder who receives cash in the Reverse/Forward Stock Split (i.e., a shareholder that owns fewer than 500 shares of pre-split Common Stock) will be treated as having such shares redeemed in a taxable transaction  for United States federal income tax purposes governed by Section 302 of the Code, and, depending on a shareholder’s situation, the transaction will be taxed for United States federal income tax purposes as either:

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A sale or exchange of the redeemed shares, in which case the shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s adjusted tax basis for the redeemed shares exchanged for cash; or

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A cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable current or accumulated earnings and profits for United States federal income tax purposes, if any; (ii) second, as a tax-free return of capital to the extent of the shareholder’s adjusted tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss and will be long-term capital gain or loss if the redeemed shares have been held for more than one year.  Capital gains of non-corporate shareholders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation.  Certain limitations apply to the deductibility of capital losses.  Gain or loss must be calculated separately with respect to each block of shares.  Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer may be allowed a dividend received deduction subject to applicable limitations and other special rules.  Because we anticipate that we will have no current or accumulated earnings and profits for United States federal income tax purposes, no amounts treated as a distribution should be taxable as a dividend.  For non-corporate shareholders, dividend income is generally currently taxed for United States federal income tax purposes at the same rate as net long-term capital gain.  To the extent that the exchange of shares of Common Stock for cash in connection with the Reverse/Forward Stock Split is treated as the receipt by the shareholder of a dividend, the shareholder’s adjusted tax basis in the shares exchanged will be added to the adjusted tax basis of any shares constructively owned by such shareholder, subject to the possible effects of the proposed Treasury regulations discussed below.  In addition, since not all shareholders will be exchanging the same proportionate interest in their shares, any amount received by a corporate shareholder that is treated as a dividend will constitute an “extraordinary dividend” under Section 1059 of the Code, which will result in the reduction of adjusted tax basis in the shareholder’s shares or in gain recognition.  Corporate shareholders are urged to consult their own tax advisors as to the tax consequences of dividend treatment in their particular circumstances.

Under Section 302 of the Code, a redemption of shares from a shareholder in exchange for cash as part of the Reverse/Forward Split will be treated as a sale or exchange of the redeemed shares if:

•	The receipt of cash results in a “complete redemption” of such shareholder’s interest in the Company;

•	The receipt of cash is “substantially disproportionate” with respect to the shareholder; or

•	The receipt of cash is “not essentially equivalent to a dividend” with respect to the shareholder.

These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in which the shareholder has an interest in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder.

In addition, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities (“entity attribution”). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

The IRS recently published proposed Treasury regulations that would not permit the transfer of basis in one class of fully redeemed shares of Common Stock to any remaining class of shares held (directly or indirectly) by the redeemed shareholder.  Instead, the unrecovered basis in the fully redeemed class of shares of Common Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied.  These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations.

A shareholder who receives cash in the Reverse/Forward Stock Split (i.e., owns fewer than 500 shares of pre-split Common Stock) and does not constructively own any shares of post-split Common Stock will have his or her interest in the Company completely redeemed by the Reverse/Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-split Common Stock exchanged for cash. That is, such a shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s adjusted tax basis for his or her shares of pre-split Common Stock.

A shareholder who receives cash in the Reverse/Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely redeemed by the Reverse/Forward Stock Split. Among other things, waiving family attribution requires (i) that the shareholder have no interest in the Company (including as an officer, director, employee or shareholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Stock Split other than stock acquired by bequest or inheritance and (ii) filing an election to waive family attribution with the shareholder’s tax return for the year in which the Reverse/Forward Stock Split occurs.

A shareholder who receives cash in the Reverse/Forward Stock Split and immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock must compare (i) his, her or its percentage ownership immediately before the Reverse/Forward Stock Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately before the Reverse/Forward Stock Split) with (ii) his, her or its percentage ownership immediately after the Reverse/Forward Stock Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately after the Reverse/Forward Stock Split).

If the shareholder’s post-Reverse/Forward Stock Split ownership percentage is less than 80% of the shareholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the shareholder, and the shareholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash.

If the receipt of cash by a shareholder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete redemption” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a shareholder will be “not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the shareholder’s proportionate interest in the Company.  Whether the sale by a shareholder pursuant to the offer will result in a “meaningful reduction” of the shareholder’s proportionate interest will depend on the shareholder’s particular facts and circumstances.  The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder (for example, less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.” Shareholders are urged to consult their own tax advisors regarding the application of this test to their particular circumstances.

In all other cases, cash received by a shareholder who immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock will be treated as a cash distribution subject to the treatment and applicable limitations set forth above in the first two paragraphs of this section entitled “Shareholders Who Receive Cash.”

Shareholders are urged to consult their own tax advisor as to the application of the Section 302 tests to their particular circumstances.

United States Federal Income Tax Withholding

To prevent backup federal income tax withholding equal to 28% of the gross payments payable in connection with the exchange of shares of Common Stock for cash pursuant to the Reverse/Forward Stock Split, each shareholder who does not otherwise establish an exemption from backup withholding must provide the shareholder’s correct taxpayer identification number (employer identification number or social security number), or certify that the taxpayer is awaiting a taxpayer identification number, and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the letter of transmittal.  If a shareholder properly certifies that such shareholder is awaiting a taxpayer identification number, 28% of any payment during the 60-day period following the date of the Substitute Form W-9 will be retained and, if the shareholder properly furnishes his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to such shareholder and no amounts will be withheld from future payments under the backup withholding rules.  If the shareholder does not properly furnish his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to the IRS as backup withholding and backup withholding will apply to future payments.

Information Reporting

Information statements will be provided to shareholders whose shares of Common Stock are exchanged for cash in connection with the Reverse/Forward Stock Split and to the IRS, reporting the payment of the total purchase price (except with respect to shareholders that are exempt from the information reporting rules, such as corporations).

Fairness of the Reverse/Forward Stock Split to Shareholders

The Board determined that the Reverse/Forward Stock Split, including the proposed cash payment of $0.26 per pre-split share to shareholders whose shares will be cashed out, is substantively fair, from a financial point of view, to all of our unaffiliated shareholders, including those whose shares will be cashed out and those who will be continuing shareholders of the Company.

With respect to the shareholders whose shares would be cashed out, the Board relied upon, among other things, the determination of the range of fair values per pre-split share. The Board determined that our Common Stock’s average closing price on the Pink Sheets and the NYSE Amex for the prior 12 month period would be fair.

With respect to the fairness of the Reverse/Forward Stock Split to the shareholders whose stock would not be cashed out in the Reverse/Forward Stock Split, the Board also relied on the fact that the amount being paid to shareholders whose stock would be cashed out was not in excess of the value determined to be the fair value of such stock. In addition, the Board noted that voting control of 53.9% of the shares held by shareholders who would remain shareholders after the Reverse/Forward Stock Split was held by members of the Board (all such shares being owned by Clark Wilson) so that the interests of such holders were aligned with the interests of the members of the Board.

For the reasons stated below, the Board gave little weight to the following factors in determining the fairness of the Reverse/Forward Stock Split to all of our unaffiliated shareholders:

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Net Book value analysis.  The Board did not consider the net book value in determining the fairness of the Reverse/Forward Stock Split to unaffiliated shareholders. The Company has a stockholders’ deficit, i.e., a negative “net book value,” for accounting purposes. The Board therefore did not focus on the relationship between the Company’s net book value and the cash out prices to be paid in the Reverse/Forward Stock Split.

•
Going Concern value analysis.  The Board did not consider the Company’s going concern value in determining the fairness of the Reverse/Forward Stock Split to unaffiliated shareholders.  The Company has generated negative cash flow from operations in recent periods and management currently projects that the Company will generate negative cash flow from operations for some time. Additionally, the Company has not historically had and does not anticipate having net income for some time.  In the absence of operating cash flow and earnings, the Board did not focus on the relationship between the Company’s going concern value and the cash out prices to be paid in the Reverse/Forward Split.

The Board considered the certain factors in determining the fairness of the Reverse/Forward Stock Split to all of our unaffiliated shareholders, including:

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Balance Sheet and Liquidation value analysis. The Board considered analyzing the balance sheet and liquidation value of our assets but determined that either analysis would almost surely value a pre-split share of the Company’s Common Stock at less than the value determined by the closing price of the Company’s Common Stock on the Pink Sheets on the Effective Date and understate the value per pre-split share of the Company’s Common Stock. Based on the Company’s current financial position, the Board concluded that upon a liquidation of the Company and after repayment of indebtedness, the value of shares of the Company’s Common Stock would likely be zero.

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Comparable Sale Transactions analysis. The Board considered valuing the Company assuming the entire Company were to be sold at generally accepted valuation multiples but determined that, due to the Company’s outstanding debt, and the current depressed real estate market and the market for homebuilding companies, such analysis would almost surely value a pre-split share of the Company’s Common Stock at less than the value determined by the closing price of the Company’s Common Stock on the Pink Sheets on the Effective Date and understate the value per pre-split share of the Company’s Common Stock.

•
Publicly Traded Stock value analysis. The Board ultimately concluded that the most accurate valuation analysis applicable to the Company is the price of its publicly traded stock.  Due to the thin volume of trading, however, the Board used an average of the closing prices of the Company’s Common Stock over the previous twelve month period on the Pink Sheets and NYSE Amex in ultimately determining to pay $0.26 per pre-split share to fractional holders.  The Board considered the historical closing market prices of the Company’s publicly traded stock over the past 12 months rather than over the past 24 months because the Board believed that the market price for the Company’s publicly traded stock over the past 24 months is not indicative of the current value of the Company’s Common Stock due adverse developments to our business over the past 24 months as a result of the downturn of the real estate industry and overall economy over that time period.

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Market Prices and Liquidity.  In determining the cash out price of $0.26 per share, the Board took into consideration the market price of our Common Stock as well as the low trading volume of our Common Stock. The Board considered that, historically, the market for the Company’s shares has not been very liquid, as evidenced by the fact that out of the 252 total trading days in the twelve months ended September 30, 2009, there were 44 trading days on which the trading volume was below 1,000 shares, including 13 trading days on which our common stock was not traded at all.  On November 17, 2009, the Company’s Common Stock closed at a price of $0.12 per share. Over the six months ended on that date, the average market price of the Company’s Common Stock was $0.22.  The cash out price of $0.26 per share of Common Stock represents (i) a premium of 18% over the average closing sale price of the Common Stock on the NYSE Amex and Pink Sheets during the six-month period ended November 17, 2009, (ii) a premium of 117% over the closing sale price of the Common Stock on November 17, 2019, and (iii) a premium of ___% over the most recent closing sale price of the Common Stock as of February __, 2010, the last practicable trading day prior to the date this Information Statement was mailed to our shareholders.

The Board determined that the primary additional factor supporting the fairness of the Reverse/Forward Stock Split to those unaffiliated shareholders who will be continuing shareholders of the Company is the cost reduction anticipated to result from the transaction. Shareholders who continue to hold an equity interest in the Company will benefit from the future cost savings expected to be realized from the termination of our public company status, estimated to be approximately $402,473 annually before taxes.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to those unaffiliated shareholders whose shares will be cashed out, including:

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Immediate cash payment. Those shareholders who own less than 500 shares of our pre-split Common Stock will receive an immediate cash payment of $0.26 per pre-split share and will not pay the commissions that such shareholders would have to pay if they attempted to sell their shares in the open market.

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Current and historical market prices for our Common Stock. The proposed transaction price of $0.26 per pre-split share of Common Stock compares favorably to the bid prices of our Common Stock over the past twelve months on the Pink Sheets and NYSE Amex. Our Common Stock bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of our stock. As discussed above, in addition to receiving a premium to the trading price of our Common Stock on any shares cashed out as a result of the Reverse/Forward Stock Split, such shareholders will achieve liquidity without incurring brokerage costs. Furthermore, the Board considered that, with extremely limited liquidity in the public market for our Common Stock, only a small portion of our unaffiliated shareholders would have been able to attain the bid prices before the stock price decreased measurably.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to all of our unaffiliated shareholders, including:

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No firm offers to acquire control of the Company. We have not received, during the past 2 years any firm offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company.

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Shareholder rights. The Reverse/Forward Stock Split will not materially change the rights, preferences or limitations of those shareholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

The Company has not received or solicited any report, opinion, or appraisal from an outside party that is materially related to the Reverse/Forward Stock Split.

Procedural Fairness to All Shareholders

The Board determined that the Reverse/Forward Stock Split is procedurally fair to all unaffiliated shareholders, including both shareholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing shareholders of the Company and shareholders who will retain an equity interest in the Company. In reaching this conclusion, the Board determined that the ability of unaffiliated shareholders to decide whether or not to remain shareholders following the Reverse/Forward Stock Split by buying or selling shares of Common Stock in the stock market, if permissible at prices acceptable to such shareholders, afforded protection to those shareholders who would not be continuing shareholders of the Company.  Specifically, the Board noted that current holders of fewer than 500 shares can remain shareholders of the Company by acquiring additional shares, if available at prices they are willing to pay, so that they own at least 500 shares immediately before the Reverse/Forward Stock Split. Conversely, shareholders that own 500 or more shares and desire to liquidate their shares in connection with the Reverse/Forward Stock Split can sell or otherwise reduce their record or street name holdings at a particular brokerage house to less than 500 shares prior to the Reverse/Forward Stock Split. It should be noted that, because there has historically been very limited trading in the Company’s Common Stock, shareholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may not be able to do so, at a price they are willing to pay or accept.  It should also be noted that shareholders may not be able to buy or sell shares of the Company’s Common Stock at all prior the consummation of the Reverse/Forward stock split due to its extremely limited trading volume.

In addition, the Board noted that voting control of 54.0% of the shares held by shareholders who would remain shareholders after the Reverse/Forward Stock Split was held by members of the Board so that the interests of such holders were aligned with the interests of the members of the Board.

The Board did not create a Special Committee of the Board to approve the Reverse/Forward Stock Split, but the Company’s two independent Board members were actively involved in the Board’s review of the proposals.  Creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Stock Split, which could in turn reduce the amount available to pay shareholders who receive cash following the Reverse/Forward Stock Split. In light of its determination that the interests of unaffiliated shareholders were protected by (i) the representation of shareholders who would remain shareholders after the Reverse/Forward Stock Split on the Board, and (ii) the ability of unaffiliated shareholders to decide whether or not to remain shareholders following the Reverse/Forward Stock Split by buying or selling shares of Common Stock in the stock market, the Board did not create a Special Committee or retain independent counsel.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated shareholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated shareholders who will be cashed out in the transaction because approximately 99.59% of the shares held by unaffiliated shareholders are held by shareholders who would not be cashed out in the Reverse/Forward Stock Split and who may therefore have different interests from the unaffiliated shareholders who would be cashed out in the Reverse/Forward Stock Split. In addition, the Board believes that because of the small number of shares held by unaffiliated shareholders that will be cashed out, these shareholders have historically been inactive and have not consistently voted their shares at meetings of the shareholders. The Reverse/Forward Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted.

Further, the Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders. Retaining an unaffiliated representative on behalf of the unaffiliated shareholders would be an added expense of the Reverse/Forward Stock Split and would not affect the outcome of the transaction because a majority vote of the unaffiliated shareholders is not required under applicable law.

The Board did not grant unaffiliated shareholders access to our corporate files, except as provided under the Texas Business Organizations Code, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated shareholders’ access to our corporate files, the Board determined that this Information Statement, together with our other filings with the Commission, provide adequate information for unaffiliated shareholders.  In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

The Board determined that the process leading up to the approval of the Reverse/Forward Stock Split was procedurally fair to the shareholders because of the structural fairness of the Reverse/Forward Stock Split and the safeguards that the Board did put into place.

Recommendation of the Board; Fairness of the Reverse/Forward Stock Split

The Board believes that the Reverse/Forward Stock Split is fair to our unaffiliated shareholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. The discussion below summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Information Statement under the captions “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse/Forward Stock Split” and “Special Factors — Effects of the Reverse/Forward Stock Split.” For the reasons described above under the caption “Special Factors — Procedural Fairness to All Shareholders,” the Board also believes that the process by which the transaction has been approved is fair to all unaffiliated shareholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In consideration of the factors discussed under the captions “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse/Forward Stock Split” and “Special Factors — Effects of the Reverse/Forward Stock Split” in this Information Statement, the Board, including each director who is not an employee of the Company, approved the Reverse/Forward Stock Split by a unanimous vote at its meeting on November 13, 2009, and will submit the Reverse/Forward Stock Split to a vote of the requisite number of shareholders holding sufficient shares to approve the transaction and will recommend that such shareholders vote for approval and adoption of the Certificates of Amendment and the payment of cash of $0.26 per pre-split share to record holders who hold fewer than 500 shares as described above. Each member of the Board who owns, or controls directly or indirectly, shares of Common Stock has voted his shares, or caused all such controlled shares to be voted, in favor of the Reverse/Forward Stock Split.  No director dissented or abstained from voting on the Rule 13e-3 transaction.

Fairness Determination by Clark Wilson

Clark Wilson, who has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated shareholders, both to shareholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing shareholders of the Company and to shareholders who will retain an equity interest in the Company.

Reservation of Rights

Although we anticipate the Reverse/Forward Stock Split will be approved by the requisite number of shareholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.

The Board presently believes that the Reverse/Forward Stock Split is in the best interests of the Company, our shareholders being cashed out pursuant to the Reverse/Forward Stock Split and our shareholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split, and thus recommended a vote for the proposed Certificates of Amendment. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse/Forward Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to our shareholders, a material change in our business or litigation affecting our ability to proceed with the Reverse/Forward Stock Split. If the Board decides to withdraw or modify the Reverse/Forward Stock Split, the Board will notify the shareholders of such decision promptly in accordance with applicable rules and regulations.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and quoted on Pink Sheets. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of November 17, 2009, we had approximately 328 record holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Stock Split, we expect to have approximately 12 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act as promptly as possible after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our shareholders under the Exchange Act.  We will, however, continue to provide sufficient information through the Pink Sheets News Service to allow our Common Stock to continue trading on the Pink Sheets.  After we become a privately-held company, our shareholders will have access to our corporate books and records to the extent provided by the Texas Business Organizations Code, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our shareholders.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate shareholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $402,473 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Vote Required

We anticipate we will receive the written consent of shareholders holding in aggregate 53.9% of the issued and outstanding shares of Common Stock (all such shares being owned by our President and Chief Executive Officer, Clark Wilson, and no other shareholder vote will be required due to Mr. Wilson’s controlling interest in the Company).   No special meeting of shareholders is required under Texas law, since we anticipate the requisite vote for adoption of the Reverse/Forward Stock Split will have been obtained and the vote of other shareholders will not be necessary.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated shareholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated shareholders who will be cashed out in the transaction because 99.59% of the shares held by unaffiliated shareholders are held by shareholders who would not be cashed out in the Reverse/Forward Stock Split and who may therefore have different interests from the unaffiliated shareholders who would be cashed out in the Reverse/Forward Stock Split. In addition, the Board believes that because of the small number of shares held by unaffiliated shareholders that will be cashed out, these shareholders have historically been inactive and have not consistently voted their shares at meetings of the shareholders. The Reverse/Forward Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted. Finally, the Board also noted that the vote of a majority of unaffiliated shareholders was not required under Texas law.

THE REVERSE/FORWARD SPLIT

The Reverse/Forward Stock Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 500 shares of Common Stock registered in the name of a shareholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 500 shares of Common Stock. Interests in fractional shares owned by shareholders owning fewer than 500 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $0.26 per share owned by such shareholders prior to the Reverse Split. However, if a registered shareholder holds 500 or more shares of Common Stock in his or her account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

We intend for the Reverse/Forward Stock Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and shareholders holding shares in street name should contact their nominees. A shareholder holding fewer than 500 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such shareholder’s shares into a record account in such shareholder’s name in a timely manner and in any event prior to the Effective Date, which is the 20th calendar day following the date this Information Statement is first mailed to our shareholders, to ensure that such shareholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A shareholder holding fewer than 500 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a shareholder’s shares may not be cashed out if such shareholder’s nominee is a record holder of an aggregate of 500 or more shares of Common Stock, holds shares for multiple shareholders in street name and does not provide such beneficial ownership positions prior to the Effective Date to Computershare, Inc., our exchange agent (the “Exchange Agent”). Shareholders may continue to sell their shares of the Company’s Common Stock on the Pink Sheets until the Effective Date, which is the 20th calendar day following the date this Information Statement is first mailed to our shareholders.

As soon as practicable after the Effective Date, we will send all shareholders with stock certificates representing rights to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each shareholder entitled to receive payment will receive a check for such shareholder’s stock. In the event we are unable to locate certain shareholders or if a shareholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undo reliance on any forward-looking statements included in this Information Statement.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

Background of Green Builders, Inc.

The Company is a Texas corporation formerly known as Wilson Holdings, Inc.  Effective April 4, 2008, Wilson Holdings, Inc, a Nevada corporation, completed its reincorporation to the State of Texas pursuant to the Plan of Conversion as ratified by the Company’s shareholders at the 2008 annual meeting of shareholders held on April 3, 2008.  As part of the reincorporation, a new Certificate of Formation was adopted and Wilson Holdings, Inc.’s corporate name was changed to Green Builders, Inc.

The Company’s principal executive office is located at 8121 Bee Caves Road, Austin, Texas 78746 and its telephone number is (512) 732-0932.

The Company is the subject company for purposes of the Transaction Statement.

Description of Capital Stock

           The Company is authorized to issue 100,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share.  As of the Record Date there were 23,135,539 issued and outstanding shares of Common Stock.  Each holder of Common Stock is entitled to one vote per share of Common Stock owned.  The Company has no other issued and outstanding equity securities.

Prior Public Offerings

The Company sold 5,000,000 shares of Common Stock at a price of $3.25 per share in an underwritten public offering that closed on May 19, 2007.  The aggregate proceeds received by the Company were $16,250,000.  This is the only underwritten public offering undertaken by the Company in the past three years.

Common Stock Repurchases

The Company has not purchased any of the Common Stock in the past two years.  Clark Wilson has not purchased any of the Common Stock in the past two years.

Description and Interests of Certain Persons in Matters to be Acted Upon

Controlling Shareholder.  As of the Record Date, Clark Wilson, our Chairman of the Board, President and Chief Executive Officer, owned approximately 53.9% of the outstanding Common Stock and is thus our controlling shareholder.  Mr. Wilson has advised the Board that he will cause all shares of Common Stock entitled to be voted by him to be voted in favor of the Reverse/Forward Stock Split. Accordingly, no additional votes will be required to approve the Reverse/Forward Stock Split.  Clark Wilson will hold an estimated 54.0% of the outstanding shares of Common Stock after the Reverse/Forward Stock Split is effected.  Clark Wilson is deemed a filing person for purposes of the Schedule 13-E.

Directors and Executive Officers.  Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split.  As of the Record Date, Clark Wilson, our controlling shareholder, was the only director or executive officer owning outstanding shares or our Common Stock.  All directors and executive officers may be reached by contacting the Company, located at 8121 Bee Caves Road, Austin, Texas 78746.   The Company’s telephone number at that location is (512) 732-0932.

The following table sets forth certain information concerning members of the Board of Directors of the Company and its executive officers. All of the ages are as of the Record Date. All of the Company’s directors and executive officers are citizens of the United States.

Name	Positions and Offices with the Company
Clark N. Wilson	Chairman of the Board, President & CEO
Cindy Hammes	Vice President of Financing
Jay Gouline	Director
William Weber	Director

Clark N. Wilson, age 52, has served as the Company’s President and Chief Executive Officer and the Chairman of the Company’s Board of Directors since October 2005.  Beginning in 2002, Mr. Wilson served as a principal in Athena Equity Partners-Hays, L.P., a Texas limited partnership that specialized in commercial real estate investments located at 2207 Lake Austin Blvd., Austin TX 78703, which merged with Wilson Family Communities, Inc. in May 2005.  Mr. Wilson served as the President and Chief Executive Officer of Clark Wilson Homes, Inc., a subsidiary of Capital Pacific Holdings, from 1992 to 2002. Previously, Mr. Wilson was the President of Doyle Wilson Homebuilder, Inc., serving in that position in 1992. Mr. Wilson served as Vice President of Doyle Wilson Homebuilder, Inc. from 1986 to 1992. Mr. Wilson attended Amarillo College and the University of Texas at Austin, and has nearly 25 years of experience in the homebuilding industry.

Cindy Hammes, age 31, has served as our Vice President of Finance since January 2008.  From May 2007 to January 2008, she served as the Company’s Controller.  From July 2006 to May 2007, Ms. Hammes served as Controller for Andrew Harper Travel, a privately-held luxury travel services company located at 600 Congress Ave, Austin, TX 78701.  From November 2003 to May 2006, Ms. Hammes served in various capacities at Capital Pacific Homes, a privately-held national homebuilding company located at 4050 Calle Real, Santa Barbara, CA 93110, including as Controller/Division CFO and Senior Financial Analyst.  From August 2001 to November 2003, Ms. Hammes served in various capacities at Deloitte and Touche, LLP, including as a Senior Auditor.  Ms. Hammes is a Certified Public Accountant and holds a B.S. in Finance and Accounting from Kansas State University.

Jay Gouline, age 57, has served as a director of our company since March 2006. Since 1982, Mr. Gouline has served as the Managing Member of Mayfield Associates, LLC, and the President of the General Partner of its predecessor in interest, Mayfield Associates Limited Partnership, a private company engaged in real estate acquisition, development and property management activities located at Suite 1000, 233 East Redwood Street, Baltimore. Maryland 21202.  From 1982 until 2007, Mr. Gouline also served as President of Springlake Corporation, a private company engaged in real estate acquisition, development and property management activities located at Suite 1,000, 2647 North Charles Street, Baltimore, Maryland 21218. Since 1991, Mr. Gouline also has served as an instructor at the Edward Saint John School of Real Estate at Johns Hopkins University located at Seventh Floor, 100 North Charles Street, Baltimore, Maryland  21201. From September 1985 to May 1991, Mr. Gouline served as an instructor at the University of Maryland, University College. Mr. Gouline holds a B.A. in Economics and Political Science from Lake Forest College and an MBA with majors in Finance and Accounting from the University of Chicago.

William Weber, age 58, has served as a director of our company since September 2008.  Mr. Weber is the Principal and CEO of Weber Homes, a privately-held home building company involved in acquiring land, processing approvals, land development, construction and sales of new homes located at 429 Rockaway Valley Rd. STE 1500  Boonton Twp., NJ 07005.  He has served in that capacity since 2005.  From 1996 to 2005, Mr. Weber was Division President for the Metro New York/New Jersey division of Pulte Home Corporation located at 150 Morristown Rd  Bernardsville, NJ 07924 (this office has since moved to 222 Mt. Airy Rd  Basking Ridge, NJ 07920).  From 1985 to 1996, Mr. Weber served in various capacities, including Vice President of Operations for the New Jersey division of K. Hovnanian Enterprises.  Mr. Weber holds a B.B.A. in Marketing from the University of Houston and a MBA in Finance from Sam Houston State University.  Mr. Weber is a licensed New Jersey Real Estate Broker.

During the past five years, none of the individuals listed above has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors). In addition, none of the individuals listed above has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

We will make no payments to officers and directors in connection with this transaction. The executive officers and directors immediately prior to the transaction will be the executive officers and directors of the Company after the transaction. The Company does not presently have any intent to modify the payments or benefits paid to its directors and officers following the Reverse/Forward Stock Split.

Amendments of Certificate of Formation to Effect the Reverse/Forward Stock Split

The Board determined that it is advisable to amend our Certificate of Formation to effect a 1-for-500 Reverse Split of Common Stock immediately followed by a 500-for-1 Forward Split of Common Stock, and to provide for the cash payment of $0.26 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.

Regulatory Approvals

Aside from shareholder approval of the Certificates of Amendment, which we anticipate will be obtained, the amendment is not subject to any regulatory approvals.

Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split

Shareholders holding fewer than 500 pre-split shares of Common Stock will be cashed out at a price of $0.26 per share, and the holdings of all other shareholders will be unchanged. Any shareholders whose shares are cashed out will have no continuing equity interest in the Company.

NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE EFFECTIVE DATE OF THE REVERSE/FORWARD STOCK SPLIT.

The proposed Certificates of Amendment are attached as Annexes A-1 and A-2 to this Information Statement. The Reverse/Forward Stock Split will become effective upon the filing of the proposed Certificates of Amendment with the Secretary of State of the State of Texas.

Exchange of Certificates for Cash Payment or Shares

We will file Certificates of Amendment with the Secretary of State of the State of Texas and effect the amendments set forth in Annexes A-1 and A-2 to this Information Statement. The Reverse/Forward Stock Split will become effective at the times set forth in the Certificates of Amendment. Computershare, Inc. has been appointed as the Exchange Agent to carry out the exchange of certificates for cash.

As soon as practicable after the Effective Date, record holders holding fewer than 500 shares will be notified and asked to surrender their certificates representing shares of Common Stock to the Exchange Agent. Record holders owning fewer than 500 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $0.26 per pre-split share. Those record holders beneficially owning at least 500 shares of Common Stock will continue to hold the same number of shares of Common Stock.

If the Reverse/Forward Stock Split is effected, any shareholder owning fewer than 500 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid in cash, as described in this Information Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 500 shares after the Reverse/Forward Stock Split is effected.

The Exchange Agent will impose certain fees in connection with the cancellation of stock certificates and transmitting payment to shareholders owning fewer than 500 shares of the currently outstanding Common Stock sending out cash exchange. We anticipate these fees to be approximately $10,000. Shareholders holding fewer than 500 pre-split shares of Common Stock who are cashed as a result of the Reverse/Forward Stock Split will be required to pay these Exchange Agent fees to receive their cash price of $0.26 per share.

Nominees (such as a bank or broker) may have required procedures, and a shareholder holding Common Stock in street name should contact his, her or its nominee to determine how the Reverse/Forward Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of fewer than 500 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner to ensure that you will be considered a holder of record prior to the Effective Date, which is anticipated to be on or after February ___, 2010, the date 20 calendar days after the date we anticipate that this Information Statement will first be mailed to our shareholders. A shareholder holding fewer than 500 shares of Common Stock in street name who does not transfer shares into a record account in a timely manner may not have his or her shares cashed out in connection with the Reverse/Forward Stock Split. For instance, such shareholder’s shares may not be cashed out if such shareholder’s nominee is a record holder of an aggregate of 500 or more shares of Common Stock, holds shares for multiple shareholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.

In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.

Appraisal Rights

No appraisal rights are available under either the Texas Business Organizations Code or our Certificate of Formation to any shareholder.

Accounting Treatment

The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance.  Our per-share Common Stock net loss and the negative net book value will be increased because there will be fewer shares of our Common Stock outstanding following the Reverse/Forward Stock Split.  Any fractional shares that are redeemed by the cashed-out shareholders will result in a decrease in paid in capital and cash.  We do not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

Completion of the Reverse/Forward Stock Split will require approximately $42,831, which includes advisory, legal, financial, accounting and other fees and costs related to the transaction. As a result, we will have decreased working capital following the Reverse/Forward Stock Split which may have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us. You should read the discussion under the caption “Costs of the Reverse/Forward Stock Split” in this Information Statement for a description of the fees and expenses we expect to incur in connection with the transaction.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs.

Amount Paid to Cashed Out Shareholders	$10,391
Legal Fees	$20,000
Transfer and Exchange Agent Fees	$10,000
Printing and Mailing Costs	$2,500
Total	$42,831

PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

Employment Agreement with Clark Wilson

On February 14, 2007, the Company entered into an employment agreement with Clark Wilson, our President and Chief Executive Officer. The agreement provides Mr. Wilson with a base salary of $240,000 per annum, subject to increase, but not decrease (which has since been increased to $270,000 per annum), based on Mr. Wilson’s performance, as determined by the Compensation Committee of the Board of Directors. In the event of the involuntary termination of Mr. Wilson’s service with us, the agreement provides for monthly payments equal to Mr. Wilson’s monthly salary payments to continue for 12 months. The agreement contains a provision whereby Mr. Wilson is not permitted to be employed in any position in which his duties and responsibilities comprise residential land development and homebuilding in Texas or in areas within 200 miles of any city in which we are conducting land development or homebuilding operations at the time of such termination of employment for a period of one year from the termination of his employment, if such termination is voluntary or for cause, or involuntary and in connection with a corporate transaction.

Consulting Arrangement with Audrey Wilson

In February 2007 the Company entered into a consulting agreement with Audrey Wilson, the wife of Clark N. Wilson, its President and Chief Executive Officer. Pursuant to the consulting agreement, the Company agreed to pay Ms. Wilson $10,000 per month for a maximum of six months.  Ms. Wilson agreed to devote at least twenty-five hours per week assisting the Company with the following activities: (i) the establishment of “back-office” processes for homebuilding activities, including procurement, sales and marketing and other related activities, and (ii) developing the Company’s marketing strategy.  Subsequent to the completion of the six month period in July 2007, Ms. Wilson continued to provide consulting services to the Company at no cost to the Company.  On May 13, 2008, the Company entered into a new agreement with Ms. Wilson in which she was to be paid $10,000 per month for a maximum of 12 months.  In an effort to reduce Company expenditures as of December 31, 2008, Ms. Wilson continued to provide consulting services at no cost to the Company. The company paid Ms. Wilson $30,000 for services performed in the three months ended December 31, 2008 and has not paid Ms. Wilson for her services in 2009.

Financing with LNZCO, LLC

On March 12, 2009 the Company entered into an agreement with LNZCO, LLC (“LNZCO”) pursuant to which LNZCO will provide between $1 and $2 million in financing for the construction of single family residences.  Each promissory note issued pursuant thereunder bears interest at a rate of prime plus 5.0%, has a one point origination fee, and matures in one year.  The loan for each residence is 65% of the sales price of the associated improved property.   In June 2009, the Company received a promissory note from LNZCO for approximately $330,000 for the purchase of approximately 32 acres of commercial land in Georgetown Village.  The promissory note bears interest at a rate of 10%, had a two point origination fee, and matures one year from the date of issuance and can be extended for an additional 12 months for an additional two point extension fee. The Company had borrowings of approximately $80,000 from LNZCO at September 30, 2009.  LNZCO is wholly-owned by the Lindsey May Kathryn Wilson 1995 Trust, the beneficiaries of which are the minor children of Clark Wilson, the President and Chief Executive Officer of the Company.  The Company’s Audit Committee reviewed the proposed terms from LNZCO and compared them to the terms of other financing arrangements available to WFC at this time.  The Audit Committee of the Company’s Board of Directors determined that LNZCO could provide the most favorable financing terms to WFC and approved the LNZCO terms as being fair as to the Company and WFC as of the time of authorization.

Vendor Payments

The Company has entered into contractual work agreements with Wilson Roofing.  Wilson Roofing is owned by relatives of Clark N. Wilson, the Company’s President and Chief Executive Officer.  The Company paid Wilson Roofing approximately $360,000 in the fiscal year ended September 30, 2008 and approximately $220,000 in the fiscal year ended September 30, 2009.  Management believes that services were provided at fair market value.

Election of Directors

As a shareholder of the Company, Mr. Wilson voted his shares of Common Stock in favor of his election as a director of the Company (i) by written on consent on September 4, 2009 and (ii) at a meeting of the Company’s shareholders held on April 3, 2008.

CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE/FORWARD STOCK SPLIT

We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse/Forward Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize time and cost savings as a result of terminating our public company status. When the Reverse/Forward Stock Split is consummated, all persons owning fewer than 500 shares of Common Stock at the effective time of the Reverse/Forward Stock Split will no longer have any equity interest in, and will not be shareholders of, the Company, and therefore will not participate in our future potential earnings and growth.

When the Reverse/Forward Stock Split is effected, we believe that, based on our shareholder records, approximately 12 record holders will remain as record holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. Shareholders who currently beneficially own approximately 99.8% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management — Security Ownership Prior to Reverse/Forward Stock Split” in this Information Statement. When the Reverse/Forward Stock Split is effected, members of the Board and our executive officers will beneficially own approximately 59.0% of the outstanding Common Stock.  See also information under the caption “Security Ownership of Certain Beneficial Owners and Management — Security Ownership After Reverse/Forward Stock Split” in this Information Statement.

We plan, following the consummation of the Reverse/Forward Stock Split, to become a privately held company. The registration of our Common Stock under the Exchange Act will be terminated.  In addition, because our Common Stock will no longer be publicly held, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and our officers and directors and shareholders owning more than 10% of our Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission, however, we will continue to provide sufficient information, including annual audited and quarterly unaudited financial statements, through the Pink Sheets News Service to allow our Common Stock to continue trading on the Pink Sheets. Among other things, the effect of this change will be to enable us to realize time and cost savings from not having to comply with the requirements of the Exchange Act.

As stated throughout this Information Statement, we believe that there are significant advantages to effecting the Reverse/Forward Stock Split and going private, and we plan to avail ourselves of any opportunities we have as a private company.

Other than as described in this Information Statement, neither we nor our management has any current plans or proposals to (i) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer any material amount of our assets; (iii) to change our Board or management; (iv) to change materially our indebtedness or capitalization; or (v) otherwise to effect any material change in our corporate structure or business.

FINANCIAL STATEMENTS

Our audited balance sheets and the related audited consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended September 30, 2009 are incorporated by reference to our annual report on Form 10-K for the year ended September 30, 2009 (the “2009 10-K”), which was previously filed with the Commission; and our unaudited balance sheets and the related unaudited consolidated statements of operations, stockholders’ deficit and cash flows for the three month period ended June 30, 2009 are also incorporated by reference to our quarterly report on Form 10-Q for the quarter ended June 30, 2009 (the “June 2009 10-Q”), which was previously filed with the Commission.  A copy of both the 2009 10-K and the June 2009 10-Q accompany this Information Statement.  Shareholders should refer to the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements” set forth in the 2009 10-K and the June 2009 10-Q.

For our fiscal years ended September 30, 2009 and September 30, 2008, our ratio of earnings to fixed charges was a negative 1.52 and negative 2.67, respectively. At September 30, 2009, our ratio of earnings to fixed charges was negative 1.86 and the book value of our Common Stock was negative $0.43 per share.

PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME

Our Common Stock is presently traded on the Pink Sheets under the symbol GRBU.  Until October 12, 2009 our Common Stock traded on the NYSE Amex under the symbol GBH.  The following table sets forth the range of high and low bid quotations for the Common Stock during each calendar quarter beginning October 1, 2007, and ending December 31 2009. The figures have been rounded to the nearest whole cent.

Date	High	Low

December 31, 2009	$0.16	$0.10

September 30, 2009	$0.35	$0.15
June 30, 2009	$0.52	$0.19
March 31, 2009	$0.40	$0.15
December 31, 2008	$0.66	$0.12

September 30, 2008	$1.20	$0.59
June 30, 2008	$1.50	$0.85
March 31, 2008	$1.35	$0.85
December 31, 2007	$2.00	$0.81

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions. The number of shareholders of record of the Company’s issued and outstanding Common Stock as of November 17, 2009 was approximately 328.

On November 17, 2009, the last trading day prior to the announcement of the Reverse/Forward Stock Split, our Common Stock’s closing price per share was $0.12 on trading volume of 10,600 shares. Previous to this trade, our average closing price for the 60 days prior to November 17, 2009 was approximately $0.14 per share. We have not paid or declared any dividends on our Common Stock since inception. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes to tax legislation, and other factors deemed relevant by our Board. We do not intend to pay cash dividends on our Common Stock in the immediate future.

During the 12 months ended November 17, 2009, our stock traded infrequently, with reported trades occurring on 253 days, and with an average daily trading volume of 59,517 shares for such 12-month period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to Reverse/Forward Stock Split

As of December 31, 2009, the Company had 23,135,539 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for shareholder approval.

The table below sets forth, as of December 31, 2009, certain information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

Ownership percentages reflected are calculated based on 23,135,539 shares of Common Stock issued and outstanding as of the date hereof and include securities exercisable to purchase shares of Common Stock or convertible into shares of Common Stock only for the holder of such derivative securities.  We currently have outstanding options to purchase 566,563 shares of common stock, warrants to purchase 1,837,191 shares of our common stock at an exercise price of $2.00 per share, and convertible promissory notes which can be converted into 8,250,000 shares of our common stock. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
Clark N. Wilson (2)	13,699,888	58.6%
Jay Gouline (3)	50,000	*
William Weber (3)	20,000	*
Cindy Hammes (3)	100,000	*
Current Directors and Officers as a Group (4 persons)	13,869,888	58.9
Other 5% Shareholders
Tejas Securities Group, Inc. 401(k) Plan & Trust FBO John J. Gorman, John J. Gorman TTEE (4)	3,658,940	15.2
Grandview LLC (5)	1,946,875	7.8
The Goldman Sachs Group, Inc (6)	2,238,395	9.7
LC Capital Master Fund (7)	2,517,170	9.8%
*Less than 1%.

Notes Regarding Beneficial Ownership Table:

(1) Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of Common Stock beneficially owned by them. Under the rules of the Commission, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.  Unless otherwise noted, the address of the persons and entities listed in the table above is c/o Green Builders, Inc., 8121 Bee Caves Road, Austin, Texas  78746.
(2) Includes 12,460,826 shares held directly by Mr. Wilson, 100,000 shares issuable upon exercise of stock options, 125,000 shares issuable upon the conversion of convertible promissory notes, and 14,062 shares issuable upon the exercise of warrants. Also includes 1,000,000 shares held by certain trusts for the benefit of Mr. Wilson’s minor children. Mr. Wilson does not have voting or dispositive power over the shares held by such trusts and Mr. Wilson disclaims beneficial ownership of such shares.
(3) All shares listed as owned are issuable upon exercise of stock options.
(4) Share ownership pursuant to Schedule 13D/A filed on August 19, 2009.  Includes 900,000 shares issuable upon conversion of convertible promissory notes and 101,250 shares issuable upon the exercise of warrants.  The mailing address of Tejas Securities Group, Inc. 401(k) Plan & Trust FBO John J. Gorman, John J. Gorman TTEE is 8226 Bee Caves Road, Austin, TX 78746.
(5) Share ownership pursuant to Schedule 13D/A filed October 3, 2006. All shares listed as owned are issuable upon conversion of convertible promissory notes and the exercise of warrants.  The mailing address of Grandview LLC is 666 Fifth Avenue, 8th Floor, New York, NY 10103.
(6) Share ownership pursuant to Schedule 13G filed February 5, 2009.  The mailing address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.
(7) Share ownership pursuant to Schedule 13D filed November 14, 2006. All shares listed as owned are issuable upon conversion of convertible promissory notes and the exercise of warrants. Pursuant to certain contractual agreements between LC Capital Master Fund and us, LC Capital Master Fund may only elect to convert that number of shares issuable upon conversion of its convertible promissory notes or exercise that number of shares issuable upon exercise of its warrants equal to 9.9% of our outstanding common stock. Absent such contractual agreements, LC Capital Master Fund would be deemed to beneficially own 4,171,875 shares of common stock, all of which would be issuable upon conversion of convertible promissory notes or exercise of warrants.  The mailing address of LC Capital Master Fund is 680 Fifth Avenue, Suite 1202, New York, NY 10019.

Security Ownership After Reverse/Forward Stock Split

After giving effect to the Reverse/Forward Stock Split, we anticipate that we will have 23,095,407 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock will continue to be entitled to one vote on matters submitted for shareholder approval.

The table below sets forth certain anticipated information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group, in each case, after giving effect to the Reverse/Forward Stock Split.

Ownership percentages reflected are calculated based on an anticipated 23,095,407 shares of Common Stock issued and outstanding after the consummation of the Reverse/Forward Stock Split and include securities exercisable to purchase shares of Common Stock or convertible into shares of Common Stock only for the holder of such derivative securities.  Following the consummation of the Reverse/Forward Stock Split we anticipate that we will have outstanding options to purchase 566,563 shares of Common Stock, warrants to purchase 1,837,191 shares of our Common Stock at an exercise price of $2.00 per share, and convertible promissory notes which can be converted into 8,250,000 shares of our common stock.  Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
Clark N. Wilson (2)	13,699,888	58.7%
Jay Gouline (3)	50,000	*
William Weber (3)	20,000	*
Cindy Hammes (3)	100,000	*
Current Directors and Officers as a Group (4 persons)	13,869,888	59.0
Other 5% Shareholders
Tejas Securities Group, Inc. 401(k) Plan & Trust FBO John J. Gorman, John J. Gorman TTEE (4)	3,658,940	15.2
Grandview LLC (5)	1,946,875	7.8
The Goldman Sachs Group, Inc (6)	2,238,395	9.7
LC Capital Master Fund (7)	2,517,170	9.8%

Notes Regarding Beneficial Ownership Table:

(1) Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of Common Stock beneficially owned by them. Under the rules of the Commission, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.  Unless otherwise noted, the address of the persons and entities listed in the table above is c/o Green Builders, Inc., 8121 Bee Caves Road, Austin, Texas  78746.
(2) Includes 12,460,826 shares held directly by Mr. Wilson, 100,000 shares issuable upon exercise of stock options, 125,000 shares issuable upon the conversion of convertible promissory notes, and 14,062 shares issuable upon the exercise of warrants. Also includes 1,000,000 shares held by certain trusts for the benefit of Mr. Wilson’s minor children. Mr. Wilson does not have voting or dispositive power over the shares held by such trusts and Mr. Wilson disclaims beneficial ownership of such shares.
(3) All shares listed as owned are issuable upon exercise of stock options.
(4) Share ownership pursuant to Schedule 13D/A filed on August 19, 2009.  Includes 900,000 shares issuable upon conversion of convertible promissory notes and 101,250 shares issuable upon the exercise of warrants.  The mailing address of Tejas Securities Group, Inc. 401(k) Plan & Trust FBO John J. Gorman, John J. Gorman TTEE is 8226 Bee Caves Road, Austin, TX 78746.
(5) Share ownership pursuant to Schedule 13D/A filed October 3, 2006. All shares listed as owned are issuable upon conversion of convertible promissory notes and the exercise of warrants.  The mailing address of Grandview LLC is 666 Fifth Avenue, 8th Floor, New York, NY 10103.
(6) Share ownership pursuant to Schedule 13G filed February 5, 2009.  The mailing address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.
(7) Share ownership pursuant to Schedule 13D filed November 14, 2006. All shares listed as owned are issuable upon conversion of convertible promissory notes and the exercise of warrants. Pursuant to certain contractual agreements between LC Capital Master Fund and us, LC Capital Master Fund may only elect to convert that number of shares issuable upon conversion of its convertible promissory notes or exercise that number of shares issuable upon exercise of its warrants equal to 9.9% of our outstanding common stock. Absent such contractual agreements, LC Capital Master Fund would be deemed to beneficially own 4,171,875 shares of common stock, all of which would be issuable upon conversion of convertible promissory notes or exercise of warrants.  The mailing address of LC Capital Master Fund is 680 Fifth Avenue, Suite 1202, New York, NY 10019.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Texas law, a corporation is permitted to provide indemnification or advancement of expenses, in its certificate of formation or by a bylaw provision, agreement, security arrangement or otherwise against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding.  However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited in the reimbursement of reasonable expenses.  No indemnification will be available if the person is found liable for willful or intentional misconduct, breaching of the duty of loyalty to the corporation, or committing an act or omission not committed in good faith.

The Company’s Certificate of Formation and bylaws make indemnification mandatory on the part of the Company for its officers and directors to the fullest extent permitted by Texas law.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we previously filed with the Commission, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009.  A copy of both the 2009 10-K and the June 2009 10-Q accompany this Information Statement.

All documents and reports that we filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

By Order of the Board of Directors February ___, 2010

ANNEX A-1

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION

Pursuant to the provisions of §3.053 of the Texas Business Organizations Code, Green Builders, Inc., a Texas corporation, hereby adopts the following Certificate of Amendment to its Certificate of Formation.

ARTICLE I.

The name of the entity is Green Builders, Inc. (the “Corporation”).  The Corporation is a for-profit corporation.  The filing number issued to the Corporation by the Secretary of State is 800960715.  The date of formation of the Corporation is April 3, 2008.

ARTICLE II

The Certificate of Formation of the Corporation is amended by revoking the current Section (a) of Article VII and adopting the following in substitution thereof:

“(a)           Authorized Capital Stock. The authorized capital stock of the Corporation consists of One Hundred Ten Million (110,000,000) shares having a par value of one tenth of one cent ($.001) per share, divided into One Hundred Million (100,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock.  Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to the Certificate of Formation adding this sentence, each five hundred (500) shares of  issued Common Stock, shall be combined and reclassified into one (1) fully-paid and nonassessable share of Common Stock; provided, however, that in lieu of any fractional interests in shares of Common Stock to which any shareholder who would be entitled only to receive such fractional interest (i.e., any shareholder owning fewer than 500 shares of Common Stock immediately prior to the Effective Time) would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such shareholder), the Corporation shall pay in cash for such fractional interest $0.26 per share held by such shareholder immediately prior to the Effective Time.”

ARTICLE III

This Certificate of Amendment has been approved in the manner required by the Texas Business Organization Code and the constituent documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ___ day of ____________, 2010.

Green Builders, Inc.

By:
Clark Wilson
President and Chief Executive Officer

A-1

ANNEX A-2

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION

Pursuant to the provisions of §3.053 of the Texas Business Organizations Code, Green Builders, Inc., a Texas corporation, hereby adopts the following Certificate of Amendment to its Certificate of Formation.

ARTICLE I.

The name of the entity is Green Builders, Inc. (the “Corporation”).  The Corporation is a for-profit corporation.  The filing number issued to the Corporation by the Secretary of State is 800960715.  The date of formation of the Corporation is April 3, 2008.

ARTICLE II

The Certificate of Formation of the Corporation is amended by revoking the current Section (a) of Article VII and adopting the following in substitution thereof:

“(a)           Authorized Capital Stock. The authorized capital stock of the Corporation consists of One Hundred Ten Million (110,000,000) shares having a par value of one tenth of one cent ($.001) per share, divided into One Hundred Million (100,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock.  Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to this Certificate of Formation adding this sentence, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (which shall include each fractional share in excess of one (1) share held by any shareholder), shall be subdivided and reclassified into five hundred (500) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1-to-500 ratio).”

ARTICLE III

This Certificate of Amendment has been approved in the manner required by the Texas Business Organization Code and the constituent documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ___ day of ___________, 2010.

Green Builders, Inc.

By:
Clark Wilson
President and Chief Executive Officer

A-2